Media Contact:
Ryan Leverenz
Director, Corporate Communications
(415) 999-1418
ryan.leverenz@crailar.com

Investor Contact:
Mark McPartland
MZ Group
(646) 593-7140
markmcp@mzgroup.us

Corporate Officer
Ted Sanders
CFO
(503) 387-3941
ir@crailar.com

CRAiLAR Technologies to Hold Year-End Update Call on Thursday, March 14, at 2:00 PM PDT

Victoria, B.C. and Portland, Ore. (March 11, 2013) - CRAiLAR Technologies Inc. (CRAiLAR) (TSXV: CL) (OTCBB: CRLRF) will hold a conference call on Thursday, March 14, at 2:00 pm PDT, 5:00 pm EDT. Ken Barker, chief executive officer and Ted Sanders, chief financial officer will host the call and provide an update on recent corporate developments followed by a question and answer session.

Event Details

  To participate via telephone, please dial 888-481-2877, or 719-325-2329 for international callers, 5-10 minutes before the presentation start time and use conference ID number 8477532

  To listen by webcast please join at the investor section of the CRAiLAR website: www.crailar.com/company/investors

If you are unable to participate during the live call, an audio replay will be available until midnight on March 28, 2013 by dialing 877-870-5176, or 858-384-5517 for international callers, and entering pin number 8477532. A transcript will be available approximately 24 hours after the call on CRAiLAR's investor page.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Brilliant Global Knitwear, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, PVH Corp., Cotswold Industries and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

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